News Release

Contact:

Juan José Orellana

Director, Investor Relations

Molina Healthcare, Inc.

(562) 435-3666, ext. 111143

MOLINA HEALTHCARE OF CALIFORNIA AWARDED MEDI-CAL CONTRACTS

FOR RIVERSIDE AND SAN BERNARDINO COUNTIES

LONG BEACH, California (June 27, 2006) -- Molina Healthcare, Inc. (NYSE:MOH) today announced that the California Department of Health Services (DHS) has formally awarded the Medi-Cal contracts for Riverside and San Bernardino counties to Molina Healthcare of California. The award follows the denial of the appeal filed by Blue Cross of California of DHS' notice of intent to award the contracts for the two counties to Molina Healthcare of California. On June 5, 2006, Blue Cross had appealed the May 26th notice announcing DHS' intent to award the contracts to Molina. That Blue Cross appeal was dismissed by a DHS Hearing Officer on June 20, 2006.

About Molina Healthcare, Inc.

Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other government-sponsored programs for low-income families and individuals. Molina Healthcare, Inc. currently operates health plans in California, Indiana, Michigan, New Mexico, Ohio, Utah, and Washington. Molina Healthcare of California also operates 21 primary care clinics in California. More information about Molina Healthcare, Inc. can be obtained at www.molinahealthcare.com.

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